UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2012

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-177563	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 24, 2012, American Realty Capital Global Trust, Inc. (the “Company”) broke escrow and issued shares of its common stock to each of AR Capital Global Holdings, LLC, the Company’s sponsor, and Moor Park Global Advisers Limited, a subsidiary of the Company’s European service provider, in the amount of $1.0 million at a purchase price of $9.00 per share. Subscriptions from residents of Tennessee, Ohio and Pennsylvania will be held in escrow until the Company has received aggregate subscriptions of at least $20.0 million, $20.0 million and $75.0 million, respectively.

The Company previously announced its board’s approval of an acquisition – a McDonald’s restaurant located in Carlisle, United Kingdom – as well as authorization of the Company’s distribution rate, which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00194520548 per day, based on a per share price of $10.00. The distributions will begin to accrue 30 days following the Company’s initial property acquisition. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: October 24, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors